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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) August 18, 1997


                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)

               1-10699                              22-2405746
       ------------------------        ---------------------------------
       (Commission File Number)        (IRS Employer Identification No.)

                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                    (Address of principal executive offices)

                                 (201) 236-2600
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

                  On August 18, 1987, HUBCO, INC., ("HUBCO") issued a press release announcing the signing of a definitive agreement (the "Merger Agreement") with The Bank of Southington ("Southington"), whereby Southington will be merged with and into Lafayette American Bank and Trust Company, HUBCO's Connecticut banking subsidiary. The press release is attached as an Exhibit to this Form 8-K.

         Under the terms of the Merger Agreement, Southington's shareholders will exchange Southington common stock for HUBCO common stock valued at $21.00, provided that the median closing sales price of HUBCO common stock during a pricing period prior to closing is between $27.50 and $35.00. If the median HUBCO common stock price during the pricing period is at or above $35.00, Southington shareholders will receive .6 of a share of HUBCO for each share of Southington common stock. If the median HUBCO price during the pricing period is at or below $27.50, Southington shareholders will receive .764 of a share of HUBCO. The Southington Board of Directors have the right to terminate the deal if the median HUBCO stock price during the pricing period falls below $22.00. The $21.00 value is equal to 229% of Southington's book value and 22.6 times Southington's 1996 earnings per share.

                  Southington has issued an option to HUBCO which, based on certain events, could result in the issuance of 275,000 Southington common shares to HUBCO. The transaction, which is expected to be treated as a tax-free exchange to holders of Southington common stock, will be accounted for as a pooling of interests.

                  The Merger is subject to customary conditions, including but not limited to the approval by Federal and Connecticut bank regulatory authorities and the shareholders of Southington. Southington, headquartered in Southington, Connecticut, with branches in Bristol, has assets of $130 million.

                  The management of HUBCO and Southington anticipate that the Merger will close during the fourth quarter of 1997.



Item 7.   Exhibits

     99.1      Press Release dated August 18, 1997

     99.2 Agreement and Plan of Merger dated August 18, 1997 among HUBCO, Inc., Lafayette American Bank and Trust Company and The Bank of Southington


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       HUBCO, INC.

Dated: August 19, 1997              By: /S/ D. LYNN VAN BORKULO-NUZZO
                                       -----------------------------
                                       D. Lynn Van Borkulo-Nuzzo,
                                       Executive Vice President


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                                INDEX TO EXHIBIT


Exhibit No.              Description
----------               -----------

     99.1               Press Release dated August 18, 1997

     99.2 Agreement and Plan of Merger dated August 18, 1997 among HUBCO,Inc., Lafayette American Bank and Trust Company and The Bank of Southington